UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2019

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

MEDNAX, Inc., a Florida corporation (the “Company”), is aware that Starboard Value and Opportunity Master Fund Ltd (together with certain of its affiliates, “Starboard”) has made an investment in the Company and has met with Starboard as a new shareholder. Starboard has submitted nominations for a majority slate of directors at the Company’s 2020 Annual Meeting of Shareholders. The Company’s Board of Directors and leadership team value the views of all of the Company’s shareholders and welcome a constructive dialogue with Starboard.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements and information in this Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, statements regarding the outcome of ongoing discussions with Starboard Value LP and the future composition of the Company’s Board of Directors, and all statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this Current Report are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors,” as well as the Company’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”), and include the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s shared services and operational initiatives.

Important Additional Information and Where You Can Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2020 Annual Meeting of Shareholders. Information regarding the Company’s directors, nominees and executive officers and their respective interests in the Company, by security holdings or otherwise, will be set forth in the Company’s Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders, to be filed with the SEC, including any amendments or supplements thereto, and reports filed by the Company and ownership forms filed by its directors and executive officers with the SEC. The Company will furnish its Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders to shareholders entitled to vote at the meeting and will file a copy with the SEC. The Company urges its shareholders to carefully read the Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders, and any other relevant documents filed by the Company with the SEC when available because they will contain important information. Shareholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or at www.mednax.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: December 11, 2019	By:	/s/ Stephen D. Farber
Stephen D. Farber
Chief Financial Officer